EXHIBIT 10.7
SUMMARY OF FISCAL 2008 SALARIES
On June 5, 2007, the Board of Directors of the Company approved base salaries for the fiscal year ending April 27, 2008 for the following Named Executive Officers:

Name	2008 Base Salary
Kurt L. Darrow	$675,000
Rodney D. England	$360,000
Steven M. Kincaid	$360,000
Louis M. Riccio, Jr.	$320,000
Otis S. Sawyer	$285,000